Exhibit (j)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm, Reports to Shareholders and Financial Statements” in the Statement of Additional Information and to the incorporation by reference in Post-Effective Amendment Number 73 to the Registration Statement (Form N-1A, No. 002-91577) of our report dated November 25, 2013 on the financial statements and financial highlights of DWS High Income Fund (now Deutsche High Income Fund) and of our report dated December 20, 2013 on the financial statements and financial highlights of DWS Unconstrained Income Fund (now Deutsche Unconstrained Income Fund) (two of the Funds comprising Deutsche Income Trust), included in each Fund’s Annual Report for the fiscal years ended September 30, 2013 and October 31, 2013, respectively.

/s/ Ernst & Young

Boston, Massachusetts
August 18, 2014

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement of DWS Income Trust on Form N-1A (“Registration Statement”) of our report dated November 26, 2013 relating to the financial statements and financial highlights which appears in the September 30, 2013 Annual Report to Shareholders of Deutsche Short Duration Fund (formerly DWS Short Duration Fund), which is also incorporated by reference into the Registration Statement.  We also consent to the references to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm, Reports to Shareholders and Financial Statements” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Boston, Massachusetts
August 18, 2014